Exhibit 10.1

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$5,000,000	January 7, 2025

For value received, VELO3D, INC., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of Thieneman properties, llc, an Indiana limited liability company or its assigns (“Holder”), in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE MILLION DOLLARS AND NO CENTS ($5,000,000.00) together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

1. Principal Repayment.

(a)	The outstanding principal amount of this Senior Secured Convertible Promissory Note (this “Note”), and all accrued and unpaid interest thereon, shall be due and payable on April 7, 2025 (the “Maturity Date”).

(b)	The Company may prepay this Note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

2. Interest. The Company further promises to pay interest on the outstanding principal amount hereof from the date hereof, until payment in full, which interest shall be payable at a rate equal to 60.0% per annum, which interest shall be payable on the earlier of prepayment and the Maturity Date. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. If at any time the interest rate payable on this Note shall exceed the maximum rate of interest permitted under applicable law, such interest rate shall be reduced automatically to the maximum rate permitted.

3. Place of Payment. All amounts payable hereunder shall be payable at the office of Holder, unless another place of payment shall be specified inwriting by Holder.

4. Application of Payments. The Company shall repay the full principal balance of this Note, together with any accrued and unpaid interest thereon, on the Maturity Date. This Note may be prepaid in whole or in part at any time without penalty or premium. Any accrued and unpaid interest on the amounts so prepaid to the date of such prepayment shall be paid at the time of any such prepayment.

5. Security.

(a)	Grant of Security Interest. As security for the payment in full of all of the indebtedness of the Company under this Note, the Company hereby grants to the Holder a security interest in and continuing lien on all of the Company’s right, title and interest in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (the “Collateral”): (a) Accounts, (b) Inventory and (c) all Proceeds and products thereof, in each case to the extent that a security interest therein can be perfected by filing a financing statement under the UCC (as defined below). Unless otherwise defined herein, capitalized terms used in this Section 5 shall have the meanings assigned to them in the Uniform Commercial Code in effect from time to time in the State of New York (the “UCC”).

Notwithstanding the foregoing, the term “Collateral” shall not include any license, contract, agreement or other General Intangible to which the Company is a party as to which the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such license, contract, agreement or other General Intangible a valid and enforceable right to terminate its obligations or the Company’s rights thereunder; provided that the limitation set forth in clause (A) above shall (x) exist only for so long as such law, rule, regulation, general intangibles, contracts, or other rights arising under any contracts, instruments, or other documents, continue to be effective (and, upon the cessation, termination or expiration of such law, rule, regulation, general intangibles, contracts, or other rights arising under any contracts, instruments, or other documents, or if any such law, rule, regulation, general intangibles, contracts, or other rights arising under any contracts, instruments, or other documents is no longer applicable, the security interest granted herein shall be deemed to have automatically attached to such asset), and (y) not apply with respect to any asset if and to the extent that the security interest in and to such asset granted hereunder is permitted under Sections 9-406, 9-407, 9-408, or 9-409 of the UCC.

(b)	Authorization for Lien Filings. The Company hereby authorizes the Holder at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of the Company that indicates the Collateral as being of an equal scope as the grant of the security interest set forth herein. Notwithstanding anything to the contrary contained herein or elsewhere, in no event shall any action be (or required to be) taken to perfect any liens on any Collateral granted herein, other than by filing a UCC financing statement.

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(c)	Termination of Liens. Upon (i) the payment in full of all indebtedness of the Company under this Note (other than contingent obligations as to which no claim has been asserted) or (ii) the conversion in full of this Note in accordance with Section 6 of this Note, the security interests granted hereby shall automatically terminate. Upon any such termination, the Holder will execute (if applicable) and deliver to the Company such documents as the Company shall reasonably request (including, without limitation, Uniform Commercial Code termination statements) to evidence such termination.

6. Conversion.

(a)	Optional Conversion Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Holder shall have the right, at the Holder’s option, to convert all or any portion of the outstanding principal amount of this Note, together with accrued and unpaid interest thereon, into that number of Common Shares (the “Conversion Option”) calculated by dividing (x) the outstanding principal amount of this Note being converted, together with any accrued and unpaid interest thereon, by (y) the Strike Price. “Common Shares” means the common stock, par value $0.00001 per share, of the Company. “Strike Price” means $1.56 per share.

(b)	Manner of Conversion.

(i)	The Holder desiring to convert this Note, in whole or in part, into Common Shares pursuant to Section 7(a) above shall surrender this Note to the Company at its principal office together with a written conversion notice at least two (2) calendar days prior to the date on which it will be converted (the “Conversion Date”) stating the outstanding aggregate principal amount of this Note to be converted into Common Shares and delivery instructions with respect to such Common Shares. Effective as of the Conversion Date, the Holder shall be admitted as a shareholder of the Company. Within two (2) Business Days after the Conversion Date, the Company shall deliver to the Holder duly-authorized, validly-issued, fully-paid, and non-assessable Common Shares. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share.

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(ii)	Upon the Holder exercising the right of conversion in respect of only a part of this Note and surrendering this Note to the Company in accordance with Section 7(b)(i), the Company shall cancel the same and shall without charge forthwith certify and deliver to the Holder a new note in a principal amount equal to the unconverted part of the principal amount of this Note so surrendered.

(c)	Anti-Dilution Protection.

(i)	Reorganization, Reclassification or Recapitalization of the Company. In the case of (i) a capital reorganization, reclassification or recapitalization of the Common Shares (each, a “Reorganization” which, for the avoidance of doubt, and for the purposes of determining the adjustments to the Strike Price, shall not include a share buy-back or the issuance of Common Shares on account of the redemption, repurchase or other retirement or acquisition of warrants, rights or other options convertible into or exchangeable for Common Shares), as part of such Reorganization, lawful provision shall be made so that there shall thereafter be deliverable upon the conversion of this Note (in lieu of or in addition to the number of Common Shares theretofore deliverable, as appropriate) and without payment of any additional consideration, the number of shares of stock or other securities of property which the holder of the number of Common Shares which would otherwise have been deliverable upon the conversion of this Note or any portion thereof immediately prior to the effective time of such Reorganization would have been entitled to receive at the effective time of such Reorganization. This Section 7(c)(i) shall apply to successive Reorganizations and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note or any portion thereof. If the per share consideration payable to the Holder for Common Shares in connection with any transaction described in this Section 7(c) is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors.

(ii)	Splits and Combinations. If the Company at any time or from time to time after the date of this Note subdivides any of its outstanding Common Shares into a greater number of Common Shares, the Strike Price, in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the outstanding Common Shares are combined into a smaller number of shares Strike Price in effect immediately prior to such combination shall be proportionately increased.

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(iii)	Exchange Cap. Notwithstanding anything herein to the contrary, if the Company has not obtained approval of the requisite shareholders of the Company necessary for the full exercise of the Conversion Option to comply with the applicable listing rules of the national securities exchange on which the Common Stock is then listed, then the Company shall convert the Note only to the extent of the maximum number of shares that may be issued without shareholder approval (taking into account any shares of Common Stock issued in connection with any other related transactions that may be considered part of the same series of transactions) and the remaining portion of the Note shall remain outstanding and not converted.

(iv)	Registration Rights. In the event that any Common Shares are issued in connection with the exercise of the Conversion Option, the Company shall promptly enter into a registration rights agreement with the holders of such Common Shares providing for customary demand and piggyback registration rights with respect to such Common Shares (or other equity securities issued in respect thereof); provided that the terms of such agreement provide for at least two demand registrations and are no less favorable to such holders than the terms of any other registration rights agreements with other investors in the Company’s equity securities.

(d)	The Board of Directors of the Company has taken all actions necessary to reserve for issuance, and for so long as this Note remains outstanding shall take such additional action as may be necessary from time to time to cause to be reserved for issuance, upon exercise of the Conversion Option, a sufficient number of Common Shares to permit exercise in full of the Conversion Option and to cause the Common Shares issued upon exercise of the Conversion Option to be duly authorized, validly issued, fully paid and non-assessable.

7. Event of Default. Each of the following events shall be an “Event of Default” hereunder:

(a)	the Company fails to pay timely (i) any of the principal amount due under this Note on the date the same becomes due and payable or (ii) any accrued interest or other amounts due under this Note within three (3) business days of the date the same becomes due and payable, whether at maturity, by acceleration or otherwise;

(b)	the Company or the Guarantor (A) files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, (B) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within sixty (60) days, (C) shall be adjudicated as bankrupt or insolvent or (D) makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

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(c)	the Company or the Guarantor becomes subject to any proceedings under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect (unless such proceeding is dismissed or discharged within sixty (60) days), or have an order of relief entered against it in any proceeding under the United States Bankruptcy Code; or

(d)	any provision of this Note or the Secured Guaranty shall for any reason cease to be valid and binding on or enforceable against the Company or the Guarantor (as applicable), or the Company shall so state in writing.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Holder, and upon written notice to the Company, and, in the case of an Event of Default pursuant to (c) or (d) above, automatically, be immediately due, payable and collectible by Holder pursuant to applicable law.

“Secured Guaranty” means that certain Secured Guaranty, dated as of the date hereof, by Velo3D US, Inc., a Delaware corporation (the “Guarantor”) in favor of the Holder.

8. Notices. All notices and other communications required to be given under this Note to either Holder or the Company, as applicable, shall be in writing.

9. Entire Agreement; Severability. This Note, the Secured Guaranty and that certain Intercreditor and Subordination Agreement, dated as of the date hereof, among the Company, the Holder and Arrayed Notes Acquisition Corp. constitute the entire agreement among the Parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters. Any provision of this Note which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. Governing Law; Waiver of Jury Trial.

(a)	In all respects, including all matters of construction, validity and performance, this Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

(b)	THE COMPANY AND HOLDER ACKNOWLEDGE AND AGREE THAT ANY DISPUTE OR CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH OF THE COMPANY AND HOLDER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE.

11. Amendment and Waiver. No amendment, modification or waiver of any provision of this Note nor consent to departure by the Company therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Company and the Holder. The waiver by a Party of any breach hereof for default in the performance hereof shall not be deemed to constitute a waiver of any other default of any succeeding breach or default.

12. Successors and Assigns. This Note may be transferred only in compliance with the provisions herein and upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

[Signature page follows.]

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IN WITNESS WHEREOF, The Company has caused this SENIOR SECURED CONVERTIBLE PROMISSORY NOTE to be executed by its duly authorized officer as of the date first set forth above.

VELO3D, INC.

By:	/s/ Arun Jeldi
Name:	Arun Jeldi
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

Thieneman properties, llc

By:	/s/ Kenneth D. Thieneman
Name:	Kenneth D. Thieneman
Title:	Managing Member